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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

January 23, 2018

(Date of Report)

October 18, 2017

(Date of Earliest Reported Event)

AMERICATOWNE Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 5 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Andre Chaslin as Executive Vice President for Export & Europe Operations

On January 11, 2018, the AmericaTowne, Inc., a Delaware corporation (the “Company”), entered into an Employment, Lock-Up and Options Agreement with Andre Chaslin (“Chaslin”) referred to herein as the “Chaslin Employment Agreement.” Chaslin will serve as the Company’s Executive Vice President for Export & Europe Operations.

Chaslin is originally from France. He is a resident of the United States. He owned and operated a successful new car dealership for thirty-five (35) years in New York. Chaslin received a variety of awards throughout his career. After retiring from his car dealership operations, Chaslin joined the Company as Vice President of Export/Import and Europe Operations.

The term of the Chaslin Employment Agreement is three (3) years, which may be extended by one (1) year additional terms at the Company’s option. In exchange for his services, Chaslin will be issued 120,000 shares of the Company’s restricted common stock. The full terms of Chaslin’s compensation are outlined in the Employee Compensation Schedule, attached to the Chaslin Employment Agreement as Exhibit A. The Chaslin Employment Agreement is attached hereto as an Exhibit.

Appointment of Brian Eberhart as Vice President for Procurement Services

On October 18, 2017, the Company entered into an Employment, Lock-Up and Options Agreement with Brian Eberhart (“Eberhart”) referred to herein as the “Eberhart Employment Agreement.” Eberhart will serve as the Company’s Vice President for Procurement Services.

Eberhart received a marketing degree from the University of Central Florida. He is a United States citizen and resides in Raleigh, North Carolina. Eberhart worked in the automotive industry for over twenty (20) years, specializing in the procurement of heavy equipment, trucks, and automobiles for large national accounts. Eberhart is responsible for all product contracted acquisitions deemed for export. Eberhart has worked as a consultant for the Company since 2015.

The term of the Eberhart Employment Agreement is as follows: the term commences ninety (90) days after the Effective Date of the Eberhart Employment Agreement; during said time, there will be a three-month temporary period. If Eberhart successfully completes the three-month temporary period, the Eberhart Employment Agreement will continue for three (3) years. Thereafter, the Eberhart Employment Agreement may be extended by one (1) year additional terms at the Company’s option. In exchange for his services, Eberhart will be issued 20,000 shares of the Company’s restricted common stock. The full terms of Eberhart’s compensation are outlined in the Employee Compensation Schedule, attached to the Eberhart Employment Agreement as Exhibit A. The Eberhart Employment Agreement is attached hereto as an Exhibit.

Appointment of Du Jixiang as Executive Sales & Marketing Manager—China

On November 1, 2017, the Company, entered into an Employment, Lock-Up and Options Agreement with Du Jixiang a/k/a Allen Miller (“Miller”) referred to herein as the “Miller Employment Agreement.” Miller will serve as the Company’s Executive Sales & Marketing Manager—China.

A native of the China residing in Chizhou, Anhui, Miller has worked in the eyeglasses industry for over five (5) years, focusing on the production details of eyeglasses to control and customer demand for products. Miller has worked as a sales manager for the Company since 2017.

The term of the Miller Employment Agreement is as follows: the term commences ninety (90) days after the Effective Date of the Miller Employment Agreement; during said time, there will be a three-month temporary period. If Miller successfully completes the three-month temporary period, the Miller Employment Agreement will continue for three (3) years. Thereafter, the Miller Employment Agreement may be extended by one (1) year additional terms at the Company’s option. In exchange for his services, Miller will be issued 10,000 shares of the Company’s restricted common stock. The full terms of Miller’s compensation are outlined in the Employee Compensation Schedule, attached to the Miller Employment Agreement as Exhibit A. The Miller Employment Agreement is attached hereto as an Exhibit.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Employment, Lock-Up and Options Agreement (Chaslin)
10.2	Employment, Lock-Up and Options Agreement (Eberhart)
10.3	Employment, Lock-Up and Options Agreement (Miller)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By:	/s/ Alton Perkins
Name:	Alton Perkins
Title:	Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Secretary

Dated:	January 23, 2018

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